Exhibit 10.15

FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of May 12, 2011, by and among FIVE STAR QUALITY CARE, INC., a Maryland corporation, as purchaser (the “Purchaser”), and RESIDENTIAL CARE VII, L.L.C., an Indiana limited liability company, and RIVERWALK GARDEN HOMES, L.L.C., an Indiana limited liability company (each individually, a “Seller” and, jointly and severally, the “Sellers”).

RECITALS:

WHEREAS, the Purchaser and the Sellers are parties to that certain Purchase and Sale Agreement, dated as of March 18, 2011, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of April 27, 2011, that certain Second Amendment to Purchase and Sale Agreement, dated as of May 9, 2011, and that certain Third Amendment to Purchase and Sale Agreement, dated as of May 11, 2011 (as so amended, the “Purchase Agreement”), with respect to certain real property and related property known as Riverwalk Commons and Garden Homes located at 7235 Riverwalk Way North, Noblesville, Indiana, all as further described in the Purchase Agreement; and

WHEREAS, the Purchaser and the Sellers desire to amend the Purchase Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Sellers, intending to be legally bound, hereby agree as follows:

1.             Capitalized Terms.  All capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Purchase Agreement.

2.             Land.  The term “Land” in Section 1.1 of the Purchase Agreement is hereby amended by deleting the number “12.2” located therein and inserting the number “13.8” in its place.

3.             Purchase Price.  The term “Purchase Price” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Purchase Price” means Thirty Million Four Hundred Thousand and 00/100 Dollars ($30,400,000.00).

4.             Purchaser’s Conditions Precedent.  Section 4.1 (Purchaser’s Conditions Precedent) of the Purchase Agreement is hereby amended by inserting the following new subsections (i), (j) and (k) at the end thereof:

(i)            The Sellers shall have delivered to the Title Company a warranty deed, in proper statutory form for recording and otherwise in form and substance acceptable to the Purchaser and the Title Company, duly executed and acknowledged by DWMB Realty, L.L.C., conveying fee simple title to the 1.576 acre portion of the Land identified on Schedule 1 as the vacant land parcel (the “Vacant Land”) to Residential Care VII, L.L.C. (the “DWMB Deed”).

(j)            The Purchaser shall have received updates to the Title Commitment and the Survey, which updates shall include the Vacant Land, and the Purchaser shall have had the opportunity to object to any new matters shown on such updated Title Commitment and Survey pursuant to Section 3.4(c).

(k)           The Sellers shall have delivered to the Title Company an amendment to that certain Drainage Easement Respecting Riverwalk/Hamilton County Regulated Drain recorded in the Office of Hamilton County Recorder on September 18, 2001 as Instrument No. 200100059173, in proper statutory form for recording and otherwise in form and substance acceptable to the Purchaser and the Title Company, duly executed and acknowledged by Residential Care VII, L.L.C. and the County of Hamilton, pursuant to which the drainage easement area shall be relocated to eliminate any encroachments into such drainage easement area (the “Easement Amendment”).

5.             Covenants of the Seller.  Article VII (Covenants of the Seller) of the Purchase Agreement is hereby amended by inserting the following new Section 7.12 at the end thereof:

7.12         DWMB Deed and the Easement Amendment.  The Sellers hereby covenant with the Purchaser that, between the Effective Date and the Closing Date, the Sellers shall use commercially reasonable efforts to obtain the DWMB Deed and the Easement Amendment and deliver them to the Title Company or the Purchaser, as applicable.

6.             Schedules.  Schedule 1 (the Land) to the Purchase Agreement is hereby amended by inserting the legal description set forth on Schedule 1 attached hereto at the end thereof.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.  Any such counterpart may be delivered by facsimile or e-mail (in .pdf format) and any such counterpart so delivered shall be deemed an original for all purposes.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first above written.

PURCHASER:

FIVE STAR QUALITY CARE, INC.,
a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Its:	President and Chief Executive Officer

SELLERS:

RESIDENTIAL CARE VII, L.L.C.,
an Indiana limited liability company

By:	/s/ David R. Justice
Name:	David R. Justice
Its:	Manager

RIVERWALK GARDEN HOMES, L.L.C.,
an Indiana limited liability company

By:	/s/ David R. Justice
Name:	David R. Justice
Its:	Manager

[Signature page to Fourth Amendment to Purchase and Sale Agreement]

SCHEDULE 1

THE VACANT LAND

Schedule

Legal Description for Residential Care VII, L.L.C.

(Riverwalk Vacant Land)

(from Quitclaim Deeds to DWMB Realty, L.L.C.)

Parcel 1

A portion of the lands of the Noblesville Pilgrim Holiness Church as described in Document #88-06801 and Document #88-06802 on record in the Office of the Hamilton County Recorder and being a part of the fractional Northeast and Northwest Quarter of Section 2, Township 18 North, Range 4 East of the Second Principal Meridian, more particularly described as follows:

Commencing at the Northwest corner of said fractional Northeast Quarter section; thence North 88 degrees 25 minutes 17 seconds East on and along the North line of said Quarter 82.12 feet; thence South 00 degrees 52 minutes 49 seconds East 206.76 feet; thence South 88 degrees 25 minutes 17 seconds West 208.70 feet to the POINT OF BEGINNING of this herein described parcel; thence continuing South 88 degrees 25 minutes 17 seconds West 96.83 feet; thence South 88 degrees 26 minutes 38 seconds West 24.36 feet; thence North 00 degrees 52 minutes 49 seconds West 208.76 feet to the North line of the fractional Northwest Quarter Section; thence North 88 degrees 26 minutes 38 seconds East 24.36 feet to the Southeast corner of the Southwest Quarter of Section 35, Township 19 North, Range 4 East; thence North 88 degrees 25 minutes 17 seconds East on and along said North line 96.83 feet; thence South 00 degrees 52 minutes 49 seconds East 208.76 feet to the Place of Beginning, containing 0.576 acres, more or less, subject to all legal rights-of-way, easements and restrictions of record.

Parcel 2

Part of the Northwest Quarter and a part of the Northeast Quarter of Section 2, Township 18 North, Range 4 East, described as follows:

Begin at a point 2503.4 feet East of the Northwest corner of the Northwest Quarter, Section 2, Township 18 North, Range 4 East; thence South parallel with the West line of said tract 208.76 feet to an iron stake; thence East 208.7 feet to an iron stake; thence North parallel with the West line of said tract 208.76 feet to the North line of the Northeast Quarter of Section 2, Township 18 North, Range 4 East, same being center of State Road 32; thence West on said North line 208.7 feet to the place of beginning, containing 1 acre, more or less;

EXCEPT that portion of real estate deeded to the City of Noblesville by Warranty Deed recorded December 20, 2002 as Instrument No. 200200099251.